TIAA      Teachers Insurance and Annuity Association        Charles H. Stamm
CREF      College Retirement Equities Fund                  Executive Vice
[LOGO]    730 Third Avenue                                  President and
          New York, NY 10017-3206                           General Counsel
                                                            (212) 916-4700


                                            March 20, 1998



The Board of Trustees
TIAA-CREF Mutual Funds
730 Third Avenue
New York, New York 10017-3206


Ladies and Gentlemen:


      This opinion is furnished in connection with the filing of post-effective amendment No. 2 to the Registration Statement (File Nos. 333-21821 and 811-08055) on Form N-1A for the TIAA-CREF Mutual Funds. The Registration Statement covers an indefinite amount of securities in the form of shares of beneficial interest in the TIAA-CREF Mutual Funds (the "Shares").

      I have examined the Declaration of Trust, By-laws and other corporate records of the TIAA-CREF Mutual Funds, and the relevant statutes and regulations of the State of Delaware. On the basis of such examination, it is my opinion that:

      1. The TIAA-CREF Mutual Funds is a business trust duly organized and validly existing under the laws of the State of Delaware.

      2. The Shares have been duly authorized and, when issued as contemplated by the Registration Statement, will be validly issued, fully-paid and non-assessable.

      I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information.


                                                  Sincerely,


                                                  /s/Charles H. Stamm
                                                  -------------------
                                                  Charles H. Stamm
                                                  Executive Vice President
                                                  and General Counsel